EXHIBIT 10.4
JOINT OPERATING AGREEMENT
STATE OF TEXAS	}	KNOW ALL MEN BY THESE PRESENTS:
}
COUNTY OF TARRANT	}

THIS AGREEMENT, entered into by and between TEXAS MOR, INC., hereinafter designated and referred to as "Operator", and the signatory party or parties other than Operator, sometimes hereinafter referred to individually herein as "Non-Operator", and collectively as "Non-Operators".

WITNESSETH:

WHEREAS, the parties to this agreement are owners of oil and gas leases and/or oil and gas interests in the land identified in Annex "I", and the parties hereto have reached an agreement to explore and develop the lands covered by such leases and/or oil and gas interests for the production of oil and gas in accordance with this agreement and as hereinafter provided; and

WHEREAS, the parties hereto desire to enter into this Operating Agreement with respect to such interests;

NOW, THEREFORE, it is agreed as follows:

ARTICLE I.

DEFINITIONS

As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

A. The term "oil and gas" shall mean oil, gas, casing head gas, gas condensate, and all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

B. The terms "oil and gas lease", "lease" and "leasehold" shall mean the oil and gas leases covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

C. The term "oil and gas interests" shall mean unleased fee and mineral interests in tracts of land lying within the Contract Area which are owned by parties to this agreement.

D. The term "non-contract parties" shall mean any owner of minerals or leases covering tracts of land lying within the Contract Area by parties not subject to this agreement.

E. The term "Contract Area" shall mean all of the lands covered by the oil and gas leasehold interests intended to be developed and operated for oil and gas purposes under this agreement. Such lands, oil and gas leasehold interests and oil and gas interests are described in Annex I.

F. The term "drilling unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a drilling unit is not fixed by any such rule or order, a drilling unit shall be the drilling unit as established by the pattern of drilling in the

Contract Area or as fixed by express agreement of the Drilling Parties.

G. The term "drillsite" shall mean the oil or gas lease or interest on which a proposed well is to be located.

H. The terms "Drilling Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

Unless the context otherwise clearly indicates, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

ARTICLE II.

EXHIBITS

The following exhibits, as indicated below and attached hereto, are incorporated to this Agreement and made a part hereof:

A. Annex "I", shall include the following information:

(1) Identification of lands subject to this agreement,

(2) Restrictions, if any, as to depths, formations, or substances,

(3) Names and Addresses of parties for notice purposes, and

(4) Percentages or fractional interests of parties to this agreement.

B. Annex "II", Accounting Procedure.

C. Annex "III" shall include Operator's insurance and insurance it requires of its contractors and subcontractors to cover operations on the Contract Area.

D. Annex "IV" shall include an addendum to Article VI, paragraph C.

If any provision contained in any exhibit or annex is inconsistent with any provision contained in the body of this agreement, the provisions in the exhibit or annex shall prevail.

ARTICLE III.

INTERESTS OF PARTIES

A. Interest of Parties in Costs and Production:

All production of oil and gas from the Contract Area shall be owned in accordance with each party's respective interest as set forth in Annex "I" (4) of this Agreement. Unless otherwise provided in this agreement, all costs and liabilities incurred in operations hereunder shall be borne and paid, and all equipment and material acquired in operations on the Contract Area shall be owned by the parties as their interest appears in Annex "I" (4). With respect to any lease hereby covered, each party entitled to receive a share of production of oil and gas from the Contract Area shall bear and cause to be paid or delivered, to the extent of its interest in such production, any and all royalty, overriding royalty, production payment or other burden of each lease made subject hereto and all production resulting therefrom.

Nothing contained in this Article III (A) shall be deemed an assignment or cross-assignment of interests covered hereby.

B. Oil and Gas Interests:

If any interest listed in Annex "I" (4) is an unleased oil and gas interest, such oil and gas interest shall be treated for the purposes of this Agreement as if it were a leased interest under the form of oil and gas lease or leases subject to this Agreement and such interest shall be allocated one-eighth to royalty and seven-eights to leasehold interests.

C. Excess Royalties, Overriding Royalties and Other Payments:

Unless changed by other provisions, if the interest of any party covered hereby is subject to any royalty, overriding royalty, production payment or other burden on production in excess of the amount stipulated in Annex "I" (4), such party so burdened shall assume and alone bear all such excess obligations and shall indemnify and hold the other parties hereto harmless from any and all claims and demands for payment asserted by owners of such excess burden.

D. Subsequently Created Interests:

If any party should hereafter create an overriding royalty, production payment or other burden payable out of production attributable to its working interest hereunder, and:

1. If the burdened party is required to reassign or relinquish under this agreement to any other party or parties all or a portion of its working interest hereunder and/or the production attributable thereto, said other party or parties shall receive said assignment and/or production free and clear of said subsequently created interest and the burdened party shall indemnify and save said other party or parties harmless from any claims and demands for payment asserted by owners of the subsequently created interest; and,

2. If the burdened party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of this agreement governing the repayment of such expenses, including the right to withhold proceeds or to cause the purchaser to withhold proceeds, shall be enforceable against the subsequently created interest in the same manner as they are enforceable against the working interest of the burdened party.

ARTICLE IV.

TITLES

A. Title Examination:

Title Examination shall be made either on the drillsite of a subject well or upon the lease(s) to be included in the drilling unit around such well on a complete abstract record furnished to an outside attorney employed by Operator for this purpose, and the title to any such lease or leases and the fee title of the lessors therein must be approved by the examining attorney and accepted by the Operator prior to the commencement of drilling operations on any well drilled hereunder; however, in the event any well drilled hereunder is completed as a commercial producer and the lease on which the well is located is pooled or unitized with other leases to form either a declared unit or a spacing unit designated by a governmental authority, Operator shall examine the title to the lease(s) and land included in said unit on an abstract certified to a date subsequent to the date on which such well was completed. A good faith effort shall be made by the Operator to satisfy the examining attorney's title requirements covering the drillsite tract, or any lease or leases covered hereby and included in a declared unit or spacing unit designated by a governmental authority. All title information necessary for the examination of title shall be obtained by the Operator. All costs incurred by Operator in procuring abstracts and fees paid attorneys including original, supplemental and division order title opinions, and the cost of satisfying any title requirements or curing any title defects, insofar as such costs relate to leases or land covered by this operating agreement, including the filing of a lawsuit if deemed necessary by operator's attorney to cure a title defect or to obtain a lease, shall be charged to the joint account and borne by the Non-Operators in the proportion that each Non-Operator is responsible f or the payment of all costs. Operator shall be responsible for the preparation and recording of pooling designations or declarations as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders.

B. Failure of Title:

If after all titles are accepted and approved, any oil and gas interest or lease, or interest therein, be lost through failure of title, which loss results in a reduction of interest from that shown on Annex "I", such loss or losses shall be regarded as joint losses and shall be borne by the Operator and Non-Operators in proportion to their respective interests in the Contract Area. There shall be no monetary liability against the Operator, its employees or agents resulting from such loss nor shall there be any change or adjustment in the interests of the parties in the remaining portion of the Contract Area.

C. Loss of Leases For Other Than Title Failure:

If any lease or interest subject to this agreement be lost through failure to develop, failure to pay delay rental or shut-in gas payments, or because express or implied covenants have not been performed, or if any lease be permitted to expire at the end of its primary term and not be renewed or extended, the loss shall not be considered a failure of title and all such losses shall be joint losses and shall be borne by all parties in proportion to their interest and there shall be no change in, or adjustment of, the interest in the remaining portion of the Contract Premises. No monetary liability shall result against Operator, its employees or agents, should loss of title occur due to any of the foregoing or should minimum royalty or royalty not be paid or be paid erroneously, through mistake or oversight. In the event such loss requires a revision in the ownership of an oil and gas interest or lease in the Contract Area, such revision shall be borne jointly by all Drilling Parties as their respective interests appear in Annex "I".

ARTICLE V.

OPERATOR

A. Designation and Responsibilities of Operator:

Rife Oil Properties, Inc. or its designate shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by and within the limits of this agreement. It shall conduct all such operations in a good and workmanlike manner, but it shall have no liability as Operator to the other parties for losses sustained or liabilities incurred, except such as may result from gross negligence or willful misconduct. Rife Oil Properties, Inc. is hereby named Operator of the Contact Area even should it not be vested with title or later become divested of title to the Contract Area. For the purposes of this Agreement, title held by an affiliate of the Operator or by a party that controls or is controlled by the Operator shall be deemed an interest owned by Operator and each Non-Operator by execution of this Agreement hereby agree, consent and acknowledge same.

B. Resignation or Removal of Operator and Selection of Successor:

Operator may resign at any time by giving written notice of not less than sixty (60) days to Non-Operators. In such event, all parties to this agreement, including Operator if it owns an interest in the Contract Area, shall by written ballot select by a majority vote in interest, not in numbers, a new Operator who shall assume the responsibilities and duties on the date hereafter provided, and shall have the rights prescribed for Operator by this agreement. Operator shall deliver to its successor all records and information necessary to the discharge by the new Operator of its duties and obligations within five (5) business days after the receipt by Operator of a copy of the written ballots indicating that its successor has been duly chosen and a written acceptance by the successor of its responsibilities thereunder. Such acceptance shall contain a provision holding Operator harmless from all liability resulting from any acts performed in its capacity as Operator. Operator may be removed if it fails or refuses to carry out its duties hereunder, or becomes insolvent, bankrupt or is placed in receivership, by the affirmative vote of two (2) or more Non-Operators owning a majority interest based on ownership as shown on Annex "I" remaining after excluding the voting interest of Operator. Such resignation or removal shall become effective at 7:00 a.m. on the first day of the calendar month following the receipt by Operator of the written acceptance by its successor. In the event Operator should voluntarily resign while it continues to maintain an interest in the Contract Area, it shall be bound by the terms hereof as a Non-Operator.

ARTICLE VI.

DRILLING AND DEVELOPMENT

A. Initial Well:

All wells drilled on the Contract Area shall be drilled or caused to be drilled by Operator at rates customary and usual in the area by contracts with independent contractors who are doing work of a similar nature in the same geographical area.

Within a reasonable time after the execution hereof, Operator shall commence the drilling of a well or wells for oil and gas on the Contract Area identified in Annex "I" in accordance with the terms and conditions of this agreement or any ancillary agreements between the parties executed prior to or contemporaneously herewith. In the event of conflict, the terms and provisions of any such ancillary agreement dated prior to or contemporaneously with this agreement shall control. Operator shall make reasonable tests of all formations encountered during drilling which give indication of containing oil and gas in quantities sufficient to test, unless this agreement shall be limited to a specific formation or formations, in which event Operator shall be required to test only the formation or formations to which this agreement may apply.

B. Subsequent Operations:

The Operator is authorized on behalf of all Non-Operators to rework, deepen, plug back or to otherwise engage in subsequent operations with respect to a well drilled on the Contract Area owned by the Drilling Parties at the joint expense of all parties and, except to the extent modified hereafter, shall be undertaken without the prior knowledge or consent of the Non-Operators. The entire cost and risk of conducting such subsequent operations shall be borne by the Drilling Parties in proportion to their ownership in the Contract Area and shall include all necessary expenditures for the reworking, plugging or deepening, testing, completing, recompleting and equipping of the well, including necessary tankage and/or surface facilities.

An itemized statement of the cost of drilling, deepening, plugging back, testing, completing, recompleting and equipping the well as set forth above shall be furnished by the Operator to the Non-Operators and will be included in the monthly billing within one hundred and twenty (120) days after the completion of any operation hereunder and as more fully set forth in the Accounting Procedure attached hereto as Annex "II".

C. Operations by Less Than All Parties:

Notwithstanding the foregoing, Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of fifteen thousand dollars ($15,000.00) in the aggregate without the express written consent of the Drilling Parties as their respective interest appear in Annex "I".

In the event Operator or other Drilling Party shall elect to drill another well on the Contract Area or to rework, deepen or plug back a dry hole or a well not producing in paying quantities reasonably estimated to require an expenditure in excess of fifteen thousand dollars ($15,000.00) in the aggregate and not otherwise agreed to by the Drilling Parties by separate agreement, shall give the other parties written notice of the proposed operation, specifying the work to be performed, the location, proposed depth, objective formation and the estimated cost of the operation. The parties so notified shall have thirty (30) days after the receipt of the notice within which to notify the party wishing to do the work whether they elect to participate in the cost of the proposed operation. Failure of a party to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any telephonic notice shall be confirmed in writing within seven (7) days.

Operator shall perform all work for the account of the Consenting Parties; provided, however, if the Operator (or an affiliate of Operator vested with title in the Contract Area) is a Non-Consenting Party, the Consenting Parties shall either: (a) request Operator to perform the work for the Consenting Parties, or (b) designate one of the Consenting Parties as Operator for the limited purpose of performing such work. Such operations on the Contract Area shall be in compliance with all the terms and conditions of this agreement.

If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the notice period, shall advise the Consenting Parties of the total interest of the parties approving such operation and its recommendations as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party shall advise the proposing party of its desire to limit participation to such party's interest as shown on Annex "I" (4) or to carry its proportionate share of Non- Consenting Parties interests, and failure to advise shall be deemed an election to limit participation. The proposing party, at its election, may withdraw such proposal if there is insufficient participation and shall promptly notify all parties of such decision. (See Annex "IV" for forfeiture provisions if operations are necessary to continue lease in force or to drill well.)

The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties and shall hold Non-Consenting Parties harmless from all liabilities resulting therefrom. If such an operation results in a dry hole, the Consenting Parties shall plug and abandon the well and restore the surface location at. their sole cost, risk and expense. If any well drilled, reworked, deepened or plugged back under the provisions of this article VI (C) result in a producer of oil and/or gas in paying quantities, the Consenting Parties shall complete and equip the well at their sole cost and risk and the well shall then be turned over to Operator and shall be operated by it at the expense and for the account of the Consenting Parties in accordance with this agreement, including Article VI (G) dealing with the abandonment of productive wells.

Upon commencement of operations of the subject well, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their interests, all of such Non-Consenting Party's Interest in the well and share of production therefrom. Each Non-Consenting Party shall then assign to the Consenting Party, in accordance with their respective interests therein and without warranty of any kind, as to title, or as to quantity, quality or fitness for use of the equipment and material, all of their interest in the well and its equipment, free of mortgage or lien, together with their interest in the leasehold estate as to the drilling unit of the well. There shall be no readjustment of interest in the remaining portion of the Contract Area. After the assignment, the Non-Consenting Parties shall have no further responsibility, liability or interest in the operation of or production from the well or the assigned area surrounding said well. All operations conducted under such Drillsite shall remain subject to the terms and provisions of this agreement.

D. Taking Production In Kind:

Each party shall take in kind or separately dispose of its proportionate share of all oil and gas produced from the Contract Area. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses. Each party shall execute division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII hereof, shall be entitled to receive payment directly from the purchaser thereof for its share of production.

In the event any party shall fail to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the oil and gas produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, to act as such party's agent for the purpose of selling it to others at any time and from time to time, for the account of the non-taking party at the contract price agreed to by Operator and the purchaser thereof. Any sale by Operator of any other party's share of oil or gas shall be only for such reasonable periods of time consistent with industry needs, but in no event for a period of more than one (1) year. Operator shall under no circumstances make a sale into interstate commerce of any other party's share of gas production without first giving such party thirty (30) days notice of such intended sale.

E. Access to Contract Area and Information:

Each party shall have access to the Contract Area at all reasonable times at it sole cost and risk to inspect or observe operations, and shall have access at reasonable times to information pertaining to the development or operation thereof, including Operator's books and records relating thereto.

F. Surplus Material and Equipment:

Materials and equipment acquired pursuant hereto, which in the judgment of Operator are not necessary for the development and operation of the Contract Area, may be sold by Operator for the joint account to any of the parties hereto, to others, or to itself for operations unrelated to the Contract Area, at a price determined in accordance with the Accounting Procedure, set forth in Annex "II", attached hereto. Proper charges and credit shall be made by Operator as provided in such Accounting Procedure.

G. Abandonment of Dry Holes and Wells that have Produced.

Except for any well in which a Non-Consent operation has been conducted hereunder which may be plugged and abandoned in accordance with Article VI (C) hereof, any well which has been drilled, reworked, deepened, or plugged back pursuant to this agreement on the Contract Area and, in the sole discretion of the Operator, is considered a dry hole or has been completed as a producer but has become non-commercial, shall be plugged and abandoned by the Operator without the prior knowledge and consent of the Drilling Parties. All such wells shall be plugged and abandoned in accordance with applicable rules and regulations governing such activities and at the cost, risk and expense of the parties who participated in the cost of drilling and/or deepening such well in proportion to their ownership in the Contract Area.

In the event a party not subject to this agreement wishes to take over operations from the Drilling Parties of a well deemed by Operator to be a dry hole or non-commercial, such party shall tender to the Operator on behalf of all Drilling Parties the value of the well's salvageable material and equipment, less the estimated cost of salvaging and the estimated cost of plugging and abandoning as determined by the Operator, such funds to be treated as a credit to the joint account of the Drilling Parties in accordance with the provisions of Accounting Procedure attached hereto as Annex "II". At the request of Operator, each Drilling Party shall then assign to such party, without warranty of any kind, as to title, or as to quantity, quality or fitness for use of the equipment and material, all of their interest in the well and its equipment, free of mortgage or lien, together with their interest in the leasehold estate as to the drilling unit of the subject well. These assignments shall have no effect upon the interest in the remaining portion of the Contract Area. After the assignment, the Drilling Party shall have no further responsibility, liability or interest in the operation of or production from the well or the assigned area surrounding said well and the assigned area shall cease to be operated in accordance with the terms of this agreement.

ARTICLE VII.

EXPENDITURES AND LIABILITY OF PARTIES

A. Leasehold Expenditures:

Operator shall have full control of the Contract Premises and, subject to the provisions hereof, shall conduct and manage the development and operation of said premises for the production of oil and gas. Operator shall pay and discharge all costs and expenses incurred pursuant hereto, and shall charge each of the parties hereto with their respective proportionate share thereof upon the basis provided in the Accounting Procedure attached hereto as Annex "II" and made a part hereof; provided, however, if any provision of said Annex "II" conflicts with any provision hereof, the provisions hereof shall control. Operator shall keep an accurate record of the joint account hereunder showing expenses incurred and charges and credits made and received. Each non-operating party shall pay to operator its share of such costs and expenditures within fifteen (15) days after receipt of the Operator's monthly billing of same. If payment is not made within such time, the unpaid balance shall bear interest at the maximum rate permitted under Texas law until paid. Should Operator pay the unpaid amount, it shall, to obtain reimbursement thereof, be subrogated to the security rights described in the below paragraph.

In the event of failure or neglect of any Non-Operator to promptly pay its proportionate part of any costs or expenses of development or operation when due, Operator shall have the right, without prejudice to other rights or remedies, to withhold the proceeds from the sale of such Non-Operator's share of oil and/or gas or to direct the purchaser of the oil and/or gas produced in the Contract Area to deliver such proceeds to the Operator until the amount owed Operator by such Non-Operator, plus interest, has been paid. Each purchaser shall be entitled to rely upon Operator's written statement concerning the amount of default. Alternatively, should production proceeds be insufficient to repay Operator for the proportionate part of any costs or expenses of development or operation incurred by a delinquent Non-Operator, Operator may require the other parties hereto to proportionately contribute to the payment of such delinquent indebtedness and the parties so contributing shall be entitled to share, in proportion to their contribution, the lien rights of Operator as hereafter provided, to secure the payment of any sums so required to be paid to them. Upon the payment by such delinquent or defaulting party to Operator of any amount on such delinquent indebtedness, or upon any recovery on behalf of the parties hereto under the withholding provisions described above or pursuant to the lien conferred hereinbelow, the amount so paid or recovered shall be distributed and paid by Operator to the other parties hereto in accordance with the contributions made by them.

Except as herein otherwise specifically stated, the Operator, at its election, shall have the right from time to time to demand and receive from the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 15th day after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Each party shall pay to Operator its proportionate share of such estimate within fifteen (15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest at the maximum rate provided under Texas law until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

B. Liens and Payment Defaults:

Each Non-Operator grants to Operator a first and preferred lien upon its oil and gas rights in the Contract Area, and a security interest in its share of oil and/or gas when extracted and its interest in all equipment situated on the leasehold, to secure payment of its share of expense, together with interest thereon at the maximum rate provided under Texas law. To the extent Operator has a security interest under the Uniform Commercial Code or comparable statute in the state where the Contract Area is situated, Operator shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by Operator for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. If Operator should elect to proceed to foreclose the lien of Operator as against the interest of a Non-Operator having an interest in the Contract Area, this Operating Agreement shall be deemed to include provisions for non-judicial sale under the laws of any state so permitting and M. 0. Rife, III is hereby appointed Trustee for such purpose. The filing for record of this Operating Agreement, or a memorandum making reference to such Operating Agreement, duly signed and acknowledged by the defaulting Non-Operator or its attorney-in-fact in the county where the Contract Area is situated, shall constitute an Operator's Lien Statement.

On such default, said Trustee or Operator shall at least 21 days preceding the date of non-judicial sale serve written notice of the proposed sale by certified mail on Non-Operator according to the records of Operator. Service of such notice shall be deemed completed upon deposit of a notice enclosed in a post-paid letter properly addressed to the Non-Operator and each other party obligated to pay said obligations at the most recent address or addresses as shown on the records of Operator in a post office or other official depository under the care and custody of the United States or other official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the fact of mailing and that such mailing was completed shall be prima facie evidence of due delivery to Non-Operator. After such notice, said Trustee shall proceed to sell all or part of the interests of Non-Operator in the Contract Area at public auction to the highest bidder for cash after having given notice of the time and place of sale and in the manner and after the advertisement of such sale as is now required by the statutes of the state where the Contract Area is situated in making sales of real estate under powers of sale provided in deeds of trust. Sale of a part of the realty will not exhaust the power of sale and sales may be made from time to time until all of the property is sold or the obligations paid in full. Said Trustee shall have authority to appoint an attorney-in-fact to act as Successor Trustee in conducting the foreclosure sale and executing a deed to the purchaser; and it is further agreed that said Trustee or his successor may sell said property together or in lots, parcels, and/or proration units as he shall deem expedient and after such sales as aforesaid shall make, execute and deliver to the purchaser or purchasers thereof good and sufficient deeds, assignments or other lawful conveyances to vest in said purchaser of purchasers title of the Non-

Operator in the Contract Area in fee simple together with all of the proceeds of production attributable thereto including proceeds of production held by any party for the payment to Non-Operator. From the proceeds of said sale and Trustee shall first pay all charges, costs and expenses in executing these provisions and secondly pay any sums due by the Trustee for taxes in the preservation of the security and thereafter pay all of the remaining sums to Operator for the satisfaction of the debts of Non-Operator hereunder and the balance, if any, shall be paid by the purchaser of the interest to the defaulting Non-Operator. It is agreed that such sale shall be a perpetual bar against Non-Operator and its heirs, successors and assigns and legal representatives and all other persons claiming under him, them or any of them. It is further agreed that said Trustee or any holder or holders of said obligation of Operator shall have the right to become the purchaser or purchasers at such sale if the highest bidder or bidders in which event the bid or bids may be credited upon said indebtedness of Non-Operator. It is stipulated and agreed that in case of any sale hereunder by Trustee or his successor, all prerequisites of said sale shall be presumed to have been performed, and any conveyance given hereunder including all statements of fact or recitals therein made as to the nonpayment of money secured, or as to any default under the terms hereof, or as to the request of the Trustee to enforce this trust, or as to the advertisement of sale or the time, place and terms of sale, or as to any other preliminary act or thing, shall be taken in all courts of law and equity as prima facie evidence that the facts so stated are true. Operator may appoint a substitute or successor Trustee in the event the Trustee above named is unable or unwilling for any reason to serve.

C. Liability of Parties:

The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in the preceding paragraph are given to secure only the debts of each severally. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership or association, or to render the parties liable as partners.

D. Rentals, Shut-in Well Payments and Minimum Royalties:

Rentals, shut-in payments and minimum royalties which may be required under the terms of any lease shall be paid by the Drilling Parties in proportion to their ownership in the applicable lease. The Operator shall make any and all payments for and on behalf of all such parties. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne jointly by all Drilling Parties as their respective interest appear in Annex "I". If any party secures a new lease covering the terminated interest, such acquisition shall be subject to the extension and renewal provisions of this agreement.

E. Taxes:

Beginning with the first calendar year after the effective date hereof, Operator shall render for ad-valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Annex "II".

If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless it elects to abandon such protest prior to final determination. All legal costs incurred in connection with any administrative or judicial proceeding relating to tax assessments shall be considered a joint expense of all parties to this Agreement.

Operator shall pay or cause to be paid on behalf of all Drilling Parties all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of oil and/or gas produced under the terms of this agreement.

Each of the parties hereto elects, under the authority of Section 761 (a) of the Internal Revenue Code of 1954, as amended, and under the authority of the income tax laws of any state which contain provisions similar to those contained in the Subchapter of the Internal Revenue Code of 1954, to be excluded from the application of all of the provisions of Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code of 1954. Each party authorizes and directs Operator to execute such an election or elections on its behalf and to file the election with the proper governmental office or agency. If requested by Operator, each party agrees to execute and join in such election.

F. Insurance:

At all times while operations are conducted hereunder, Operator shall comply with the workmen's compensation law of the state where the operations are being conducted. Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Annex "III" attached to and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workmen's compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

No direct charge shall be made by Operator for premiums paid for Automobile Public Liability Insurance for automobiles owned solely by Operator.

ARTICLE VIII.

ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A. Assignment of Leases:

Leases will initially be acquired by the Operator. Record title to each such Lease shall continue to be held in the name of the Operator until a Producing Well is obtained, at which time the title to the Contract Area will be assigned and conveyed to the Drilling Parties as their respective interests appear in Annex "I", subject to the terms of this Operating Agreement and all third party contracts which are muniments of title in Operator's chain of title. The respective interest to be assigned to each Non-Operator shall be such party's undivided interest in the Contract Area as identified in Annex "I".

B. Surrender of Leases:

The leases covered by this agreement, insofar as they embrace acreage in the Contract Area, may be released or surrendered, in whole or in part, by the Operator on behalf of the Drilling Parties, and Operator shall give written notice to each Non-Operator within ten (10) business days from the day such lease(s), or portions thereof, are released or surrendered. Such notice by the Operator to the other Drilling Parties shall recite that, in its opinion, such leases have become worthless or that he is under a contractual obligation to release the subject acreage. Accordingly, each Non-Operator hereby appoints Operator as its attorney-in-fact to execute an instrument in writing to surrender or release any lease(s) covered by this agreement without the joinder of Non-Operators, provided it acts in good faith on behalf of Non-Operators. Any contractual obligation to reassign the lease(s) covered by the Contract Area may be executed or later ratified by all Non-Operators at the request of the Operator.

Any assignment, surrender or release of a lease, or portions thereof, covered by this agreement, shall not change the surrendering party's interest in the balance of the Contract Area; and the acreage assigned, released or otherwise surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement.

C. Renewal or Extension of Leases:

If the Operator or other party subject hereto secures a renewal of any oil and gas lease subject to this agreement, it shall be for the joint account of all the Drilling Parties, insofar as such lease affects lands within the Contract Area, subject to the right of Operator or other party to secure a lien and security interest on the oil and gas rights and production resulting therefrom of each Non-Operator in the Contract Area pending the reimbursement by each Non-Operator of their proportionate share of the lease acquisition costs allocated to that part of such lease within the Contract Area which shall be in proportion to the interests held at that time by the parties in the Contract Area. Each Non-Operator who participates in the purchase of a renewal lease in accordance with this agreement shall be given an assignment of its proportionate interest therein by the acquiring party.

The provisions of this Article shall apply to the renewal or extension of leases whether they are for the entire interest covered by the expiring lease or cover only a portion of its area or an interest therein. Any renewal or extension lease taken before the expiration of its predecessor lease, or taken or contracted for within six (6) months after the expiration of the existing lease shall be subject to this provision; but any lease taken or contracted for more than six (6) months after the expiration of an existing lease shall not be deemed a renewal lease and shall not be subject t the provisions of this Agreement. However, a renewal or extension secured within one (1) year from the expiration of the existing lease shall be subject to this provision if the delay in securing such renewal or extension was done by Operator with the intent of avoiding his obligations under this Article.

D. Maintenance of Uniform Interest:

For the purpose of maintaining uniformity of ownership in the oil and gas leasehold interests covered by this agreement, no party shall sell, encumber, transfer or make other disposition of its interest in the leases embraced within the Contract Area and in wells, equipment and production unless such disposition covers either:

1. The entire interest of the party in all leases and equipment and production; or

2. An EQUAL undivided interest in all leases and equipment and production in the Contract Area.

Every such sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties.

E. Waiver of Rights to Partition:

If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

F. No Preferential Right to Purchase:

Any party to this agreement may sell, transfer, mortgage or donate its interest in the Contract Area to any other party without giving prior notice to any other party hereunder, it being understood that there shall be no preferential right to purchase under this agreement.

ARTICLE IX.

CLAIMS AND LAWSUITS

Operator hereunder is entitled on behalf of all Non-Operators to institute a lawsuit on an alleged cause of action arising out of operations on the Contract Area, or on an alleged cause of action involving title to any lease or oil and gas interest subject to this agreement on behalf of the joint account of all parties hereunder with the prior consent of a majority in interest in the Contract Area.

If a third party damage claim, a claim involving title to any interest subject to this agreement, or other suit is made on account of any matter arising from operations hereunder against any party to this agreement, the claim or suit shall be treated as a claim or suit involving the joint account. If any Non-Operator is sued on account of any matter arising from operations hereunder over which such party has no control because of the rights given Operator by this agreement, such party shall immediately notify Operator, and the claim or suit shall be treated as any other claim or suit involving the joint account.

The prosecution or defense of lawsuits affecting the Contract Area shall be under the exclusive control of the Operator for the joint account, who shall be responsible for employing an attorney to represent all interest owners in the Contract Area. Damage claims, title claims affecting all interest owners in the Contract Area, or other suits arising out of operations on the Contract Area may be settled or otherwise compromised during litigation by the Operator on behalf of all parties, and all attorney fees and other expenses incurred in the prosecution or defense of suits, together with the amount paid to discharge any final judgement, shall be considered costs of operations and shall be charged to and paid by all parties in proportion to their then interests in the Contract Area; provided, however, that no lawsuit shall be settled or otherwise compromised by the Operator for an amount in excess of Five Thousand Dollars ($5,000.00) without the prior approval of a majority in interest of the parties then owning an interest in the Contract Area.

The provisions of this paragraph shall not apply in any instance where the loss which may result from the suit is treated as an individual loss rather than a joint loss under prior provisions of this agreement or by law, and all such suits shall be handled by and be the sole responsibility of the party or parties concerned.

ARTICLE X.

FORCE MAJEURE

If any party hereto is rendered unable, in whole or in part, by force majeure to carry out its obligations under this agreement, other than to make money payments due hereunder, it is agreed that the obligations of such party insofar as they are affected by such force majeure shall be suspended during the continuance of such inability but for no longer than, the continuance of the force majeure. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as possible; however, such situations shall be handled within the complete discretion of the affected party.

As used herein, the term "force majeure" shall mean an Acts of God, strikes, riots, epidemics, landslides, lightning, fires, washouts, floods, earthquakes, severe storms, arrests and restraints of rules and peoples, governmental action, inaction, delay or restraint, unavailability or difficulty in obtaining necessary materials or equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is foreseeable or not reasonably within the control of the party claiming suspension.

ARTICLE XI.

NOTICES

All notices authorized or required between the parties and required by any of the provisions of this agreement, unless otherwise specifically provided, shall be given in writing by mail or telegram, postage or charges prepaid, and addressed to the parties to whom the notice is given at the addresses listed on Annex "I". The notice given under any provision hereof shall be deemed given and received when deposited in the mail or with the telegraph company, with postage or charges prepaid. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties.

ARTICLE XII.

TERMS OF AGREEMENT

This agreement shall remain in full force and effect as to the oil and gas leases and/or oil and gas interests subject hereto for the period of time below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any lease or oil and gas interest contributed by any other party beyond the term of this agreement.

a) So long as any of the oil and gas leases subject to this agreement remain or are continued unreleased and in full force and effect as to any part of the Contract Area, whether by production, extension, renewal or otherwise, or until the well or wells situated on the Contract Area have been plugged and abandoned, whichever event occurs last.

b) In the event any part of the Contract Area is assigned to a third party by a majority in interest including the Operator, this agreement shall be terminated only insofar as it affects the assigned acreage, but shall remain effective with respect to the balance of the Contract Area.

It is agreed, however, that the termination of this agreement shall not relieve any party hereto from any liability which has accrued or attached prior to the date of such termination, and the provisions hereof relating to the charging and payment of costs, the disposition of materials and equipment, and distribution of proceeds shall remain in force until a final accounting is made.

ARTICLE XIII.

COMPLIANCE WITH LAWS AND REGULATIONS

A. Laws, Regulations and Orders:

This agreement shall be subject to the conservation laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations, and orders.

B. Governing Law:

This agreement and all matters pertaining hereto, including, but not limited to, matters of performance, non-performance, breach, remedies, procedures, rights, duties and interpretation or construction, shall be governed and determined by the law of the State of Texas, and exclusive venue shall be Tarrant County, Texas. All matters pertaining to title to the leasehold estate of the

Contract Area or other matters which are considered "in rem" actions at law, shall be governed and determined by the law of the state in which the Contract Area is located. If the Contract Area is in two or more states, the law of the state of Texas shall control.

C. Regulatory Agencies:

With respect to operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations or orders of the Department of Energy or predecessor or successor agencies to the extent such interpretation or application was made in good faith. In the event the Federal Energy Regulatory Commission of any other governmental body having jurisdiction, or any court having jurisdiction, shall require Operator to make any refund on monies received from the sale of production from the Contract Area, each party hereto agrees to bear and pay his proportionate part of any such refund, including his proportionate part of any interest or penalty which must be paid. Payment of all sums which become due and owing pursuant hereto shall be secured by the lien and other rights of Operator described above. Non-Operators authorize Operator to prepare and submit such documents as may be required to be submitted to the purchaser of any crude oil or natural gas sold hereunder, to any state or federal regulatory agency or to any other person or entity pursuant to the requirements of any valid regulations or rules which may be issued by a state or regulatory agency from time to time. Each party hereto agrees to furnish any and all certifications or other information which is required to be furnished in a timely manner and in sufficient detail to permit compliance.

ARTICLE XIV.

GENERAL PROVISIONS

A. Binding Provisions:

The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the respective parties hereto.

B. Counterparts:

To facilitate execution, this Operating Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Operating Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto. Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signatures and acknowledgment pages.

C. Severability of Provisions:

If for any reason any provision or provisions hereof are determined to be invalid or unenforceable and contrary to any existing or future law, such invalidity or unenforceability shall not impair the operation of or affect those portions of the agreement, which are valid.

D. Not Entire Agreement:

This agreement may not constitute the entire agreement among the parties. This agreement is subject to any letter, joint venture, farm-out or other prior or contemporaneous agreement or understanding among the parties, but after its execution, may not be modified or amended in any manner other than as set forth herein.

E. Amendments:

Unless otherwise provided herein, this agreement may be modified or amended upon the written consent of 75% of the Drilling Parties in interest. However, any amendment to reflect the admission of a successor Operator must be in compliance with Section V (B) of this agreement, and such amendment must be signed by the Operator and the successor operator.

F. Section Titles:

Section titles are for descriptive purposes only and shall not control or alter the meaning of the agreement as set forth in the text.

G. General:

1. To the extent deemed necessary by the Operator to pay operating expenses and make other disbursements to third parties on behalf of Non-Operators, commingling of funds is expressly permitted pursuant to this agreement.

2. Nothing herein contained shall in any way be construed in a manner that would result in the creation of a fiduciary relationship or relationship of trust between the Operator and Non-Operators. Any party making representations inconsistent with the terms hereof is acting in express violation of the agreement. Operator has a duty to act in good faith consistent with the standards of a reasonably prudent operator.

3. Non-Operator agrees and understands that Operator is not selling or leasing any goods or services under the provisions of this Operating Agreement as contemplated by the Deceptive Trade Practices Act of the State of Texas and it is intended that the activities of Operator are considered as an accommodation to Non-Operator to facilitate the payment of expenses and the collection of revenue on the Contract Area. Accordingly, by execution hereof, the parties to this agreement expressly waive the rights and remedies to which they are entitled under the Texas Deceptive Trade Practices-Consumer Protection Act in connection with operations conducted pursuant to this agreement.

ARTICLE XV.

OTHER PROVISIONS

A. As to all gas production and at the election of Operator, each party agrees to execute a division order in favor of Operator, entitling him to collect all production revenues from the first purchaser and to remit all net proceeds thereof to all Non-Operators.

B. Operator is hereby authorized to enter into such oil transport agreements, gas purchase contracts or any other such agreements that will provide for the marketability of oil, gas and gas liquids from the Contract Area.

C. Operator may, at its election, withhold or to direct the purchaser thereof to withhold from any proceeds due to a Non-Operator, any sums due to Operator from such Non-Operator as more fully provided in this agreement.

D. Notwithstanding any of the terms and provisions hereof, if it is necessary for Operator to hire or employ outside legal counsel to represent Operator before the Railroad Commission of the State of Texas, or before any other administrative agency, in connection with the Contract Area, all costs and expenses incurred in such representation will be a direct charge to the joint account.

E. It is understood and agreed by the parties that Operator shall charge to the joint account all costs and expenses incurred by Operator for following services: costs of outside royalty disbursement; costs for integrating gas contracts; costs and expenses by outside vendors incurred in the preparation of all necessary FERC filings for gas production, if any; and, any charges made by tax consultants incurred should Operator hire such tax consultants to review and/or protest any ad-valorem taxes rendered on the interests subject to this agreement.

F. Each Non-Operator, by execution hereof or by execution of any other document in which this agreement is attached as an Exhibit or Annex, irrevocably constitutes and appoints the Operator, Rife Oil Properties, Inc., as its true and lawful Agent and Attorney-In-Fact, for the limited purpose of executing any documents required, authorized or deemed advisable in connection with the obligations imposed upon it as Operator herein.

G. Each party hereto agrees that any transfer such parties should make of any interest such party owns in the lands and leases covered hereby shall expressly recite and reflect that such transfer is subject to the terms of this Operating Agreement, as may be amended, and agrees to indemnify Operator from any losses which Operator may suffer if such party should fail to do so.

H. Any party hereunder selling a portion of his or its interest in the leases covered hereby shall be solely responsible for securing all assignments , transfer orders and required recordings to the full satisfaction of the Operator and/or the first purchaser, as the case may be, and by delivering to such party or parties a copy of all documents duly executed and recorded where required, including a written ratification where necessary. Any parties selling a portion of his or its interest shall remain liable for all operating and other costs of development incurred prior to the date of the transfer order to buyer. Further, any parties selling a portion of his or its interest shall be secondarily liable to the Operator and to other non-selling parties for buyer's performance of all provisions of this agreement. Such transfer shall be consistent with the terms of this agreement relating to the Maintenance of Uniform Interest. It is further understood that this liability shall extend and continue for as long as the selling party retains an interest in the lease or leases which are presently or hereafter covered by this agreement.

I. Notwithstanding anything herein to the contrary, if any Non-Operator neglects or fails to pay sums due and owing Operator hereunder for a period of 60 days after receipt of invoice therefore, Operator may notify Non-Operator of its election to regard such Non-Operating Party as a Non-Consenting Party hereunder as to said costs, whereupon Operator shall be liable therefore. If Non-Operator fails to pay such amount within 10 days after receipt of such notice, then Operator's election shall be effective, Non-Operator shall no longer owe said sum to Operator and shall be subject to the non-consent provisions hereof the same as if such party had elected to be a Non-Consenting Party at the inception of the operation with Operator having all the rights of a Consenting Party, but only with respect to the sums remaining unpaid by such Non-Operator. Provided, however, this provision shall not be applicable to any sums owed Operator but which Non-Operator contests in good faith.

J. ASSIGNMENT. It is understood that Non-Operator or its assigns may assign a part of the acreage which results in different ownerships in separate tracts out of the acres covered by this operating agreement; provided however, such assignments must be subject to the terms of this operating agreement by the acceptance of such assignment by the assignee, their heirs, successors and assigns and ratify and agree that this operating agreement is to be interpreted and construed as a separate and independent agreement by and between operator and the owners of such separate tract, the same as if a new and separate operating agreement was executed covering only the separate tract out of the contract area by and between operator and the owners of such separate tract.

K. Operator may elect to execute on its own behalf and pursuant to its power of attorney hereby granted, a recording supplement in the office of the County Clerk where the land covered by this agreement is located to the end that there shall be constructive notice of the provisions of this Operating Agreement placed upon said public records.

IN WITNESS WHEREOF, this agreement is executed this 1st day of February 2007, in multiple counterparts, the original of which shall be maintained at the office of the Operator.

NON-OPERATOR:	OPERATOR:
: ReoStar Energy Corporation 5416 BIRCHMAN AVE FORT WORTH, TX 76107 Fed. Tax ID: 20-8428738 By: ___________________________ Mark Zouvas, CEO	RIFE ENERGY OPERATING, INC. 5416 BIRCHMAN AVE FORT WORTH, TX 76107 by: ______________________ Joe Bill Bennett, President

ACKNOWLEDGMENT

STATE OF TEXAS            }
COUNTY OF TARRANT  }

This instrument was acknowledged before me on this day of , 2007, by Joe Bill Bennett, President of RIFE ENERGY OPERATING, INC., a Texas corporation, on behalf of said corporation.

_______________________________
Notary Public, State of Texas
(Personalized Seal)

ACKNOWLEDGMENT

STATE OF TEXAS        }
COUNTY OF DALLAS  }

This instrument was acknowledged before me on this day of , 2007, by ___________ , (Title) of (Company Name) , a Texas corporation, on behalf of said corporation.

_______________________________
Notary Public, State of Texas
(Personalized Seal)